Filed Pursuant to Rule 433
                                                         File No.: 333-136045-01

Subject: GG8 -- Computational Materials for Galliard (external)

<<AAB 3cdr Scenario.xls>>

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GG8: AAB CLASS at 3CDR, 35Sev, 12Mos Lag

Period        Date            Principal             Interest             Cash Flow             Balance               Prelim Cpn
Total                            111,500,000.00        30,991,425.00        142,491,425.00

0             10/30/06                     0                       0                     0     111,500,000.00
1             11/10/06                     0              516,523.75            516,523.75     111,500,000.00               5.559
2             12/10/06                     0              516,523.75            516,523.75     111,500,000.00               5.559
3             01/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
4             02/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
5             03/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
6             04/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
7             05/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
8             06/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
9             07/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
10            08/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
11            09/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
12            10/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
13            11/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
14            12/10/07                     0              516,523.75            516,523.75     111,500,000.00               5.559
15            01/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
16            02/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
17            03/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
18            04/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
19            05/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
20            06/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
21            07/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
22            08/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
23            09/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
24            10/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
25            11/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
26            12/10/08                     0              516,523.75            516,523.75     111,500,000.00               5.559
27            01/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
28            02/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
29            03/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
30            04/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
31            05/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
32            06/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
33            07/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
34            08/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
35            09/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
36            10/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
37            11/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
38            12/10/09                     0              516,523.75            516,523.75     111,500,000.00               5.559
39            01/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
40            02/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
41            03/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
42            04/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
43            05/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
44            06/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
45            07/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
46            08/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
47            09/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
48            10/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
49            11/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
50            12/10/10                     0              516,523.75            516,523.75     111,500,000.00               5.559
51            01/10/11                     0              516,523.75            516,523.75     111,500,000.00               5.559
52            02/10/11                     0              516,523.75            516,523.75     111,500,000.00               5.559
53            03/10/11                     0              516,523.75            516,523.75     111,500,000.00               5.559
54            04/10/11                     0              516,523.75            516,523.75     111,500,000.00               5.559
55            05/10/11                     0              516,523.75            516,523.75     111,500,000.00               5.559
56            06/10/11                     0              516,523.75            516,523.75     111,500,000.00               5.559
57            07/10/11                     0              516,523.75            516,523.75     111,500,000.00               5.559
58            08/10/11                     0              516,523.75            516,523.75     111,500,000.00               5.559
59            09/10/11                     0              516,523.75            516,523.75     111,500,000.00               5.559
60            10/10/11           111,500,000.00           516,523.75        112,016,523.75                  0               5.559